BETWEEN:

ROLLAND JOSEPH MENARD, having a mailing address at 703 St. Paul Street, Kamloops, British Columbia, V2C 2K3;

(hereinafter called the "Optionor")

OF THE FIRST PART AND:

PACIFIC BOOKER MINERALS INC., a company duly incorporated under the laws of the Province of British Columbia, and having its registered office at 430 - 580 Hornby Street, Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS the parties hereto have entered into an Agreement dated July 9, 2001 whereby the Optionee could acquire 10 claim units selected from 77 claim units (the "Initial Claims") described in the said Agreement.

AND WHEREAS the Initial Claims have been registered in the name of the Optionee.

AND WHEREAS the Optionor subsequently acquired an additional 9 claim units which overlapped and/or were contiguous to the Initial Claims (the "Additional Claims").

AND WHEREAS some of the Initial Claims were abandoned.

AND WHEREAS the Optionee restaked a portion of the ground covered by part of the Initial Claims (the "Restaked Claims").

AND WHEREAS the parties hereto wish to enter into this Agreement (the "Option Agreement") whereby the Optionee may acquire all of the Optionor's interest in the Mineral Claims located in the Omineca Mining Division, Province of British Columbia set out in Schedule A (the "Property") subject to a net smelter return royalty which is described in Schedule B attached to this Agreement and to supercede all of the terms set out in the Agreement dated July 9, 2001.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the payments and the premises, the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

REPRESENTATIONS OF THE OPTIONOR

1.01

The Optionor represents and warrants to the Optionee that:

(a)

to the best of his knowledge, information and belief, the mineral claims comprised in the Property have been duly and validly issued pursuant to the laws of British Columbia and are in good standing;

(b)

there are, to the best of his knowledge, information and belief, no adverse claims or challenges against or to the ownership or title to the Property, or to his knowledge is there any basis therefore, and there are no outstanding agreements affecting the Property or any portion thereof;

(c)

the Optionor is the registered and beneficial owner of the Additional Claims are described in Schedule "A" and has a beneficial interest in those claim units forming part of the Initial Claims which were not previously acquired by the Optionee;

(d)

the Optionor has a right to enter into this Agreement and transfer an interest in the Property.

1.02

The representations and warranties of the Optionor herein before set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement.

1.03

The Optionor will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by him, and the Optionor acknowledges that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the Optionee or its officers, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE
2.01

The Optionee represents and warrants to the Optionor that:

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies.

2.02

The representations and warranties contained in paragraph 2.01 are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at anytime without prejudice to his rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in paragraph 2.01 shall survive the execution of this Agreement.

PURCHASE PRICE

3.01

The Optionor hereby grants to the Optionee the sole and exclusive right and option to acquire a 100% undivided interest in and to the claim units previously acquired and the remaining claim units forming part of the Initial Claims, the Restaked Claims and the Additional Claims comprising the Property subject to the terms of this Agreement and a Net Smelter Return Royalty as described in the Net Smelter Return Agreement attached hereto as Schedule "13" in consideration for 45,000 shares of the Optionee's common stock within fifteen (15) days of the approval of this Agreement by the TSX Venture Exchange.

TRANSFER OF PROPERTY

4.01

Upon the issue and allotment of shares, pursuant to sub-paragraph 3.01 above, the Optionor shall execute all such effectual and valid transfers of the Additional Claims and such other documents as the Optionee or its counsel may deem necessary to transfer to the Optionee a 100%

undivided registered interest in and to the Property free and clear of all encumbrances save and except this Agreement and the Net Smelter Return Royalty Agreement attached hereto as Schedule "B" and shall deliver the same to the Optionee.

4.02

Except as otherwise herein expressly provided, the Optionee shall have the exclusive right at all times during the currency of this Agreement to enter in and upon the Property and to the extent that it is in its sole discretion may consider advisable to explore, examine, prospect, investigate, map, survey, mine, develop and to carry out commercial production on the Property or any part or parts thereof, and to extract, remove and treat rock, earth and, ore and minerals therefrom and to dump and store materials and waste materials thereon or therein. In doing such exploration, development, mining and production work, the Optionee may treat the Property as a group or in conjunction with adjoining claims which the Optionee may own and may explore and develop the Property by means of drilling, shaft sinking, cross cutting, drifting and raising, or by any other exploration or development or mining method as recommended by its engineers, geologists and consultants. The Optionee shall have custody, possession and control of all drill cores during the term of this Agreement and upon the termination of this Agreement shall deliver up to the Optionor all such drill cores, together with all assays, geological information, models, maps and reports made prepared or taken in connection with the work conducted, or to be conducted, on the Property pursuant to the terms of this Agreement. The Optionee shall have the right to do such prospecting, exploration, development or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable; to bring upon and erect upon the Property building, plant machinery and equipment as the Optionee may deem advisable; to remove therefrom and dispose of reasonable quantities of ores and minerals for the purposes of obtaining assays or making other tests (up to 50 tons from each mining lease); and to mine, remove and sell for its own benefit subject to the net smelter return royalty granted herein, any and all ores, minerals, or products obtained from the Property.

FORCE MAJEURE

5.01

If the Optionee is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reasons or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of Agreement as set out herein shall be extended by a period of time equal in length to the period of such prevention and delay.

5.02

The Optionee, insofar as is possible shall promptly give written notice to the Optionor of the particulars of the reasons for any prevention or delay under this Section and shall take all necessary steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such cause ceases to exists.

COVENANTS OF THE OPTIONEE

6.01

The Optionee hereby covenants and agrees with the Optionor as follows:

(a)

that during the currency of this Agreement it will maintain the said Property in good standing and will pay all rentals, taxes or other governmental charges which shall fall due during the term of this Agreement;

(b)

that it will carry out its operations on the Property in a careful and miner like manner and in accordance with the applicable laws and regulations of British Columbia and Canada;

(c)

that it properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation Assessments, income tax deductions and all other accounts

(a)

and indebtedness incurred by it so that no claim or lien arise thereon or upon the ore or mineral contained therein and it will indemnify the Optionor and save it harmless from any and all loss, costs, actions, suits, damages or claims which may be made against the Optionor in respect of the operations on the Property, provided however, that the Optionee shall have the right to contest the validity of any such lien or claim of lien;

(d)

upon the tennination of this Agreement, if such occurs, that it will leave the Property in a safe condition in accordance with applicable statutes and regulations;

(e)

that it will at all times maintain and keep true and correct records of all production and disposition thereof and of all costs and expenditures incurred as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionor or his duly authorized representative;

(f)

that it will indemnify and hold harmless the Optionor from and against any damage, claim or demand arising out of the Optionee's failure to comply with this paragraph;

(g)

that it will allow the Optionor or any duly authorized agent or representative of the Optionor to inspect the Property upon giving the Optionee 48 hours written notice; PROVIDED HOWEVER, that it is agreed and understood that the Optionor or any such agent or representative shall not interfere with the Optionee's activities on the Property and shall be at his own risk and that the Optionee shall not be liable for any loss, damage or injury incurred by the Optionor or its agent or representative arising from its inspection of the Property, however caused;

(h)

that it will obtain all necessary environmental permit prior to commencing operations on the Property and it will be responsible for any environmental assessments made by governmental bodies as a result of operations on the Property.

TERMINATION NOTICE

7.01

Until such time as the Optionee has carried out all of the terms of paragraph 3.01:

(a)

this Agreement shall be an option only and the Optionee may terminate the Agreement upon the expiration of thirty (30) days notice in writing to the Optionor, provided that the Optionee has met all outstanding obligations regarding the Property;

(b)

This Agreement shall terminate upon the expiration of thirty (30) days after service of notice in writing by the Optionor of a breach of any condition or covenant herein contained on the part of the Optionee to be observed or performed if such breach has not theretofore been remedied.

OPTIONEE'S INDEMNITY

8.01

The Optionee shall indemnify and save harmless the Optionor from any and all liability arising on or in relation to the Property during the term of this Agreement, unless caused by the fault of the Optionor.

DEFAULT

9.01

Notwithstanding anything in this Agreement to the contrary, if either the Optionee or Optionor (the "defaulting party") should be in default of any requirement herein set forth, the other party shall give written notice to the defaulting party specifying the default and the defaulting party shall not lose any right granted under this Agreement unless within 30 days after the giving of notice of default by the other party, the defaulting party shall have failed to cure any such default, in which event this Agreement shall terminate.

ARBITRATION

10.01

The parties agree that all questions or matters in dispute as to the interpretation or effect or any provision of this Agreement or any of the schedules attached hereto shall be finally settled by arbitration in the manner hereinafter set forth. If either the Optionee or the Optionor wish to submit a matter to arbitration, then such party shall give to the other party not less than ten (10) days' prior written notice of intention to do so, which party giving notice shall nominate one arbitrator and the other shall within fifteen (15) days after receiving such notice nominate another arbitrator. The two arbitrators so nominated shall within the next thirty (30) days unanimously agree on the appointment of a third arbitrator to act with them and to be chairman of the arbitration. If either of the Optionee or the Optionor shall fail to nominate an arbitrator within fifteen (15) days after receiving notice of the nomination of the first arbitrator, the first arbitrator shall be the only arbitrator, and if two arbitrators are nominated but shall be unable to agree unanimously on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act (British Columbia). In all other respects, the arbitration shall be conducted in accordance with such Act and the chairman or, in the case whereby only one arbitrator is nominated, the single arbitrator shall fix a time and place in Vancouver, British Columbia for the purpose of hearing evidence and representations and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act. The parties agree that the award of a majority of arbitrators or, in the case of a single arbitrator of the said arbitrator shall be binding upon each of them both as to law and fact and there shall be no appeal therefrom. Judgment or any award rendered pursuant to the arbitration proceedings may be entered into any court of competent jurisdiction or application made to such court for Judicial acceptance of the award and an order of enforcement.

NOTICE

11.01

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or mailed by registered mail at the addresses first herein appearing and any notice given as aforesaid shall be deemed to have been delivered when delivered, or if mailed, to be delivered on the said business day after the date of mailing except in the event of postal disruption, when notice shall be delivered. Any party may, from time to time by notice in writing, change its address for the purpose of this Section.

INTERPRETATION

12.01

The terms of this Agreement shall be construed in accordance with the laws of British Columbia.

ENUREMENT,

13.01

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors or assigns, as the case may be.

ADDITIONAL TERMS

14.01

Each of the parties hereto agree to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning this Agreement, fully and effectually.

14.02

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written heretofore existing between the parties hereto in respect of the subject matter of this Agreement, including the agreement dated July 9, 2001.

14.03

This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

14.04

Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

14.05

Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

14.06

Nothing contained in this Agreement shall cause a party to be a partner, agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the parties and that no act done by any party pursuant to the provisions hereof shall operate to create such a relationship.

14.07

All reference to monies hereunder are to Canadian dollars and all payments to be made to any party hereunder may be made by certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks shall be deemed to be the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

14.08

The headings of the Sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

14.09

If any one or more of the provisions contained herein should be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be effected or impaired thereby.

14.10

This Agreement may not be changed orally but only by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

14.11

Words used herein importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include firms and corporations.

14.12

This Agreement is subject to the approval of the TSX Venture Exchange and the shares issued hereunder are subject to the resale restrictions imposed by all securities regulatory authorities having jurisdiction, including the TSX Venture Exchange.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SCHEDULE "A"

To the Agreement between ROLLAND JOSEPH MENARD and PACIFIC BOOKER MINERALS INC., as of the 7th

day of January

, 2005.

The following are the Mineral Claims described as the "Property".

OMINECA MINING DIVISION

PROVINCE OF BRITISH COLUMBIA

The Acquired Units and the remainder of the Initial Claims (Registered in the name of Pacific Booker Minerals Inc.).

Claim Name	Tenure Number	Units
Morr 1	366985	12
Morr 2	366986	20
Morr 3	366987	20
Gem 1	353315	1
Gem 2	353316	1
Gem 3	353317	1

The Restaked Claims (Registered in the name of Pacific Booker Minerals Inc.) Claim Name

Tenure Number

Units

SCHEDULE A - Page 2

The Additional Claims (Registered in the name of Rolland Joseph Menard)

Claim Name	Tenure Number	Units
RM 1	415198	1
RM 2	415199	1
RM 3	415200	1
RM 4	415201	1
RM 5	415202	1
RM 6	415210	1
RM 7	415211	1
RM 8	415212	1
RM 9	415213	1

SCHEDULE "B"

To the Agreement between ROLLAND JOSEPH MENARD and PACIFIC BOOKER MINERALS INC., as of the 7th day of

January

, 2005.

THIS AGREEMENT made as of the 7th

day of

January

, 2005. BETWEEN:

ROLLAND JOSEPH MENARD, having a mailing address at 703 St. Pauls Street, Kamloops, British Columbia, V2C 2K3;

(hereinafter called the "Menard")

OF THE FIRST PART AND:

PACIFIC BOOKER MINERALS INC., a company duly incorporated under the laws of the Province of British Columbia, and having its registered office at 430 - 580 Hornby Street, Vancouver, in the Province of British Columbia, V6C 3B6; (hereinafter called the "Booker")

OF THE SECOND PART WHEREAS:

A. Pursuant to an Agreement (the "Option Agreement") dated as of January 7, 2005, Booker has acquired from Menard an interest in the following Mineral Claims (the "Claims") in the Omineca Mining Division, Province of British Columbia:

Claim Name	Tenure Number	Units
Morr 1	366985	12
Morr 2	366986	20
Morr 3	366987	20
Gem 1	353315	1
Gem 2	353316	1
Gem 3	353317	1

Claim Name

Tenure Number

Units

	-2-
Claim Name	Tenure Number	Units
Roli 1	390461	8
RM 1	415198	1
RM 2	415199	1
RM 3	415200	1
RM 4	415201	1
RM 5	415202	1
RM 6	415210	1
RM 7	415211	1
RM 8	415212	1
RM 9	415213	1

B.

Pursuant to the terms of the said Agreement, the parties are entering into this Agreement to more particularly define and set forth the entitlement of Menard to receive and the obligation of Booker to pay to Menard a royalty on the proceeds from production on the Mineral Claims.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the premises and the covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.

Menard shall be entitled to receive and Booker shall pay to Menard a 1 1/2% percent of Net Smelter Returns from production.

2.

"Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter, refinery or other purchaser for the sale of gold, ores, base metals, precious metals, rare earth metals, elements and any other minerals normally subject to net smelter returns or concentrates produced from the Mineral Claims and sold, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment: smelting and refining charges, penalties, smelter assay costs and umpire assay costs, costs of freight and handling of metals of or concentrates from the Mineral Claims to any mint, smelter, refinery, or other purchaser marketing costs including insurance on all such metals or concentrates, customs

1.

duties or mineral taxes or the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates. But not including Booker 's income tax, property tax, ad valorem tax business tax, or similar taxes. Any charges to be conducted hereunder which are made to an associated company of Booker must be on commercially reasonable terms or much be approved in writing by Menard.

3.

Payments of Net Smelter Returns shall be made within 30 days after the end of each calendar quarter in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by Booker . All such payments shall be made in Canadian dollars.

4.

For the purposes of determining Net Smelter Returns, all receipts and disbursements in currency other than Canadian shall be converted into Canadian currency on the day of receipt or disbursement, as the case may be.

5.

Each payment of Net Smelter Returns shall be accompanied by a statement indicating the calculation of Net Smelter Returns paid. Menard shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payments, provided however, that such audit shall be made only on an annual basis and within 12 months of the end of the fiscal period in respect of which such audit is made.

6.

Payment of Net Smelter Returns shall be made to Menard at such place or places in Canada as he shall advise Booker from time to time.

7.

If metal, concentrates or ore shipped from the Mineral Claims are lost or destroyed under circumstances in which Booker receives payment under an insurance policy, such payments will be deemed Net Smelter Returns.

8.

Booker shall not sell, assign, transfer or in any other manner deal with the Mineral Claims or any interest therein without the purchaser, transferee or assignee acquiring the Mineral Claims or such interest therein first agreeing with Menard in writing to be bound by the terms of this Agreement.

9.

This agreement shall enure to the benefit of and be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.

10.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by the arbitration procedure provided in the Agreement. No error in accounting or in interpretation of the Agreement or this agreement shall be the basis of or a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by Menard under the terms of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed these presents.